UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     June 12, 2009

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On June 17, 2009, China Architectural Engineering, Inc. (the “Company”) entered into an interest-free loan agreement with KGE Group Ltd. pursuant to which the Company would borrow up to $2.8 million from KGE Group Ltd.  Pursuant to the terms of the agreement, the loan will be interest-free and fee-free and not become due earlier than two years from the date of the loan.

The loan is a related party transaction because KGE Group Ltd. is a Hong Kong company that is the majority shareholder of the Company.  In addition, Luo Ken Yi, Ye Ning and Tang Nianzhong own approximately 70%, 10% and 10% respectively, of KGE Group Limited’s issued and outstanding shares, and each of the foregoing are directors of KGE Group Ltd.  Luo Ken Yi, Ye Ning and Tang Nianzhong are also executive officers and directors of the Company.  Luo Ken Yi is the Company’s CEO/Chairman of the Board, Ye Ning is a Vice President and a Director of the Company, and and Tang Nianzhong is the Company’s VP of China Operations and a Director.  In addition, KGE Holding Limited owns approximately 5% of the issued and outstanding shares of KGE Group Limited, of which is owned by Luo Ken Yi and his brother.   The loan was approved by the Board of Directors of the Company.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements

On June 12, 2009, the Company held its 2009 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved, among other items, the China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan (the “Plan”).  The Company’s Board of Directors had previously adopted the Plan, subject to stockholder approval, on April 30, 2009.  As approved by the Board and shareholders, the Plan reserved a total of 5.0 million shares authorized for issuance under the Plan.  The Plan replaces the China Architectural Engineering, Inc. 2007 Equity Incentive Plan (“2007 EIP”), which has been frozen and under which no further grants or awards will be made.  The Board did not grant any awards pursuant to the 2007 EIP and there are no options, shares, or other securities outstanding under the 2007 EIP.

A description of the material terms of the Plan and complete copy of the Plan are included in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2009 in connection with the Annual Meeting (the "Proxy Statement").  The description and copy of the Plan included in the Proxy Statement are incorporated herein by reference.

On June 17, 2009, the Board of the Company acted to reduce the number of shares authorized for issuance under the Plan to a total of 2.0 million shares authorized for issuance under the Plan.  Pursuant to the terms of the plan and NASDAQ rules, no stockholder approval of the Amendment is required. No other changes were made to the Plan.

On June 17, 2009, the Board of the Company appointed Chia Yong Whatt, 43, to the Company’s Board of Directors.  Mr. Whatt was also named to serve on each of the Compensation Committee and Nominating and Corporate Governance Committee of the Company, which were formed on June 17, 2009.  Mr. Whatt will serve as Chairman of the Compensation Committee.

Item 8.01                      Other Information

On June 17, 2009, the Board approved the formation of a Compensation Committee and Nominating and Corporate Governance Committee.  The Board appointed Chia Yong Whatt and Zheng Jinfeng to serve on each of the Compensation Committee and Nominating and Corporate Governance Committee.  Chia Yong Whatt will serve as Chairman of the Compensation Committee and Zheng Jinfeng will serve as Chairman of the Nominating and Corporate Governance Committee.

A copy of the Company’s Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are attached hereto as Exhibit 99.1 and 99.2, respectively.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
4.1	China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan
4.1(a)	Amendment No. 1 to China Architectural Engineering, Inc. 2009 Omnibus Incentive Plan
10.1	Loan Agreement dated June 17, 2009 entered into by and between KGE Group Ltd. and the Company
99.1	Compensation Committee Charter
99.2	Nominating and Corporate Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2009	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer